PTC Announces Second Quarter FY’15 Results;

Reported Software Revenue Flat; Grows 8% in Constant Currency

NEEDHAM, MA, April 29, 2015 - PTC (Nasdaq: PTC) today reported revenue for the second quarter of FY’15 of $314.1 million. Net income was $5.4 million or $0.05 per share, which compares to revenue of $328.7 million and net income of $43.8 million or $0.36 per share in the second quarter FY’14.

Second quarter FY’15 non-GAAP revenue was $315.3 million. Non-GAAP net income was $61.4 million or $0.53 per share, which compares to non-GAAP net income of $57.7 million or $0.48 per share, in the second quarter FY’14.

James Heppelmann, President and CEO said, “PTC had a solid second quarter. When adjusted for an increasing mix of subscription bookings and foreign currency depreciation, our analysis indicates software revenue would have increased 10% and non-GAAP earnings would have increased more than 20%. Although foreign currency and subscriptions bookings mix will continue to weigh on our reported results this year, we still expect to achieve 15% constant currency growth in non-GAAP earnings - as our workforce realignment positions us to deliver improving operating margin in the second half of FY’15. Focused portfolio management of our business is enabling us to drive operating margin expansion while still investing for growth in our Internet of Things initiatives, where we are on pace to exceed our target of 200 new IoT customer additions for the year. Our core software business continues to perform well given the macroeconomic environment and importantly we are significantly enhancing the value and relevance of our core products through the addition of IoT capabilities.”

Information about our use of non-GAAP measures, our bookings measure, our license mix-adjusted measure, and constant currency change measure is discussed in “Important Information About Non-GAAP References,” “Bookings Metric,” “License Mix-Adjusted Metric” and “Constant Currency Change Metric” below. Reconciliations of our GAAP and non-GAAP measures are provided in the tables accompanying this press release.

Operational Overview

o	Total revenue (in millions):

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue	2015	2014	Change	Change

License and Subscription Solutions	$86.0	$88.5	(3%)	6%
Support	168.7	166.2	1%	9%
Total Software	254.7	254.8	(0%)	8%
Professional Services	59.4	73.9	(20%)	(12%)
Total	$314.1	$328.7	(4%)	3%

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

License and Subscription Solutions	$86.5	$88.5	(2%)	6%
Support	169.0	166.2	2%	9%
Total Software	255.5	254.8	0%	8%
Professional Services	59.7	73.9	(19%)	(12%)
Total	$315.3	$328.7	(4%)	4%

(1) For the three months ended April 4, 2015 non-GAAP revenue excludes $1.1 million of a fair value adjustment to acquired deferred revenue of which $0.5 million is included in license and subscription solutions, $0.3 million is included in support and $0.3 million is included in professional services.

o	By business area, total revenue (in millions):

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue	2015	2014	Change	Change

CAD	$131.1	$138.2	(5%)	4%
ePLM	132.0	146.8	(10%)	(2%)
IoT	9.4	0.5	1886%	1916%
SLM	41.6	43.2	(4%)	0%
Total	$314.1	$328.7	(4%)	3%

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

CAD	$131.1	$138.2	(5%)	4%
ePLM	132.0	146.8	(10%)	(2%)
IoT (1)	10.6	0.5	2126%	2155%
SLM	41.6	43.2	(4%)	0%
Total	$315.3	$328.7	(4%)	4%
(1) For the three months ended April 4, 2015, non-GAAP IoT revenue excludes $1.1 million of a fair value adjustment to acquired deferred revenue.

o	By region, total revenue (in millions):

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue	2015	2014	Change	Change

Americas	$131.8	$134.4	(2%)	(1%)
Europe	110.3	128.0	(14%)	0%
Japan	39.1	29.6	32%	52%
Pacific Rim	32.9	36.7	(10%)	(8%)
Total	$314.1	$328.7	(4%)	3%

	Three Months Ended			Constant
	April 4,	March 29,		Currency
Revenue (Non-GAAP) (1)	2015	2014	Change	Change

Americas	$132.8	$134.4	(1%)	(1%)
Europe	110.5	128.0	(14%)	0%
Japan	39.1	29.6	32%	52%
Pacific Rim	32.9	36.7	(10%)	(8%)
Total	$315.3	$328.7	(4%)	4%

(1) For the three months ended April 4, 2015 non-GAAP revenue excludes $1.1 million of a fair value adjustment to acquired deferred revenue of which $1.0 million is included in the Americas and $0.1 million is included in Europe.

o	During the quarter, subscription solution bookings were 14% of license and subscription solutions bookings, up from 4% a year ago.

o
Viewed on a license mix-adjusted, constant currency basis, Q2 FY’15 software revenue would have increased 10%, total revenue would have increased 5%, and non-GAAP EPS would have increased more than 20% versus Q2 FY’14.

o	We added 62 new IoT customers during the quarter.

o
We had 13 large deals of greater than $1 million of license and subscription solutions (L&SS) bookings from a customer, down from 17 in the second quarter FY’14. This included one mega deal, or transaction with greater than $5 million of L&SS bookings from a customer, down from three in the second quarter FY’14.

o	GAAP operating margin was 1.3% (including $38 million of restructuring charges) and non-GAAP operating margin was 23.4%.

o	Cash flow from operations was $92 million, and we ended the quarter with total cash and cash equivalents of $268 million. Total debt was $531 million and DSO was 58 days.

Business Outlook

For the quarter ending July 4, 2015 and fiscal year ending September 30, 2015, the Company expects:

	Q3’15	Q3’15	FY’15	FY’15
($ in millions)	Low	High	Low	High

Subscription Solutions % of L&SS Bookings	18%	18%	17%	17%

License and Subscription Solutions Revenue	$85	$90	$360	$375
Support Revenue	168	168	688	688
Total Software Revenue	253	258	1,048	1,063
Professional Services Revenue	54	54	232	232
Total Revenue	$307	$312	$1,280	$1,295

Operating Margin (GAAP)	12%	13%	11%	12%
Operating Margin (Non-GAAP)	22%	23%	24%	25%
Tax Rate (GAAP)	5%	5%	1%	1%
Tax Rate (Non-GAAP)	15%	15%	14%	14%
Shares Outstanding	116	116	116	116
EPS (GAAP)	$0.26	$0.29	$1.10	$1.22
EPS (Non-GAAP)	$0.47	$0.50	$2.18	$2.30

The third quarter and full year FY’15 non-GAAP revenue, non-GAAP operating margin and non-GAAP EPS guidance exclude the following items and their income tax effects, as well as any discrete tax items, if any:

($ in millions)	Q3’15	FY’15

Effect of acquisition accounting on fair value of acquired deferred revenue	$1	$4
Stock-based compensation expense	14	52
Intangible asset amortization expense	14	55
Acquisition-related charges	1	7
Pension plan termination costs	2	7
Restructuring	1	40
Total GAAP adjustments	$33	$165

The FY’15 GAAP and non-GAAP operating margin and GAAP and non-GAAP EPS guidance also exclude the estimated settlement losses of approximately $65 million related to the termination of our U.S. pension plan. While we expect to complete the termination process by September 30, 2015, the amount of the losses will vary based on the timing of the settlements and the amount of the projected benefit obligations and assets in the plan measured as of the dates the settlements occur.

Impact of an Investigation in China
We have, since making a voluntary disclosure to the U.S. Securities and Exchange Commission and the Department of Justice, been cooperating to provide information to those agencies concerning expenditures by certain of our business partners in China and by our China business, including for travel and entertainment, that apparently benefitted employees of customers regarded as state owned enterprises in China. This matter involves issues regarding compliance with laws, including the U.S. Foreign Corrupt Practices Act. Negotiations with the SEC to reach a resolution of its investigation have begun but have not been concluded. We expect to begin negotiations with the Department of Justice to resolve its investigation in the near future. Resolution of this matter is likely to include fines and penalties. Given the uncertainty regarding whether settlements can be reached and, if reached, on what terms, we are not able to estimate a range of reasonably possible loss with regard to any such settlements and have not recorded any liability in connection with this matter. If settlements are reached, we believe that the associated financial liability could be material to our results of operations for the fiscal period in which the liability is recorded. Further, any settlement or other resolution of this matter could have collateral effects on our business in China, the United States and elsewhere.

PTC’s Second Quarter FY’15 Results Conference Call, Prepared Remarks and Financial Data Tables
Prepared remarks for the conference call and financial data tables have been posted to the Investor Relations section of our website. The Company will host a management presentation to discuss results at 4:30 pm ET on Wednesday April 29, 2015. To access the live webcast, please visit PTC’s Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 800-857-5592 or 773-799-3757 and provide the passcode PTC. The call will be recorded and a replay will available for 10 days following the call by dialing 888-566-0674 and entering the pass code 1308. The archived webcast will also be available on PTC’s Investor Relations website.

Bookings Metric
We offer both perpetual and subscription licensing options to our customers. Given the difference in revenue recognition between the sale of a perpetual software license (revenue is recognized at the time of sale) and a subscription (revenue is deferred and recognized ratably over the subscription term), we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription transactions, we define bookings as either the perpetual license revenue or the annualized contract value (ACV) of a new subscription multiplied by a conversion factor of 2. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define ACV as the total value of a new subscription solutions booking divided by the term of the contract (in days) multiplied by 365, unless the term is less than one year, in which case the contract value equals the ACV. When calculating L&SS bookings, we multiply subscription solutions ACV by a conversion factor of 2, and then add this amount to our perpetual license sales.

License Mix-Adjusted Metrics
These metrics assumes that all new software and cloud services bookings since the start of FY’14 were perpetual license sales that included support in subsequent periods. The license mix-adjusted amount is calculated by converting the ACV (as defined above) of a new subscription solutions booking in the period to an assumed perpetual license equivalent by multiplying the ACV by a conversion factor of 2 (as defined above), and adding that amount to the perpetual license revenue amounts recognized in that period. Support calculated at 20% of the annual value of the converted amount is added to support revenue in future periods, beginning the quarter after the converted booking is assumed to be recognized. The assumed support revenue is recognized ratably over a 12 month period and is assumed to renew in subsequent years.

Constant Currency Change Metric
Year-over-year changes in revenue on a constant currency basis compare actual reported results converted into U.S. dollars based on the corresponding prior year’s foreign currency exchange rates to reported results for the comparable prior year period.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP revenue, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, costs associated with terminating a U.S. pension plan, certain identified non-operating gains and losses, the related tax effects of the preceding items, and certain discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

PTC also provides information on “free cash flow” and “free cash flow return” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free-cash flow is net cash provided by (used in) operating activities less capital expenditures and free-cash flow return is the value of shares repurchased divided by free cash flow.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our third quarter and full fiscal 2015 targets and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic and/or global manufacturing climates may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility that our businesses, including our Internet of Things (IoT) and SLM businesses, may not expand and/or generate the revenue we expect, the possibility that market size and growth estimates may be incorrect and that we may be unable to grow our business at or in excess of market growth rates, the possibility that our pipeline of opportunities may not convert or generate the revenue we expect, the possibility that new products released and planned products, including IoT enabled core products, may not generate the revenue we expect or be released as we expect, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license and subscription solutions (L&SS), support or professional services revenue that we expect, which could result in a different mix of revenue between license & subscription solutions, support and professional services and could impact our EPS results, the possibility that our customers may purchase more of our solutions as subscriptions than we expect, which would adversely affect near-term revenue, operating margins, and EPS, the possibility that sales of our solutions as subscriptions may not have the longer-term effect on revenue that we expect, the possibility that we may be unable to leverage our products and customer relationships to increase sales, the possibility that sales personnel productivity may not increase as we expect, the possibility that we may be unable to expand our services partner ecosystem or improve services margins as we expect, the possibility that we may be unable to attain or maintain a technology leadership position or that any such leadership position may not generate the revenue we expect, the possibility that our workforce realignment may not improve operating margins as we expect and may adversely affect our operations, the possibility that our portfolio management measures may not drive the operating margin expansion we expect, the possibility that we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders or that other uses of cash could preclude share repurchases, the possibility that we may incur additional acquisition-related and pension plan termination-related expenses and losses than we expect, and the possibility that fines and penalties may be assessed against PTC in connection with our previously announced investigation in China. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

PTC and the PTC logo are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries.

About PTC
PTC (Nasdaq: PTC) enables manufacturers to achieve sustained product and service advantage. PTC’s technology solutions help customers transform the way they create, operate and service products for a smart, connected, world. Founded in 1985, PTC employs approximately 6,000 professionals serving more than 28,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

PTC Investor Relations Contacts
Tim Fox, 781-370-5961
tifox@ptc.com

James Hillier, 781-370-6359
jhillier@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014

Revenue:
License and subscription solutions (L&SS)	$85,952	$88,545	$164,923	$171,411
Support	168,727	166,249	350,356	336,391
Total software revenue	254,679	254,794	515,279	507,802
Professional services	59,440	73,906	124,282	145,823
Total revenue	314,119	328,700	639,561	653,625

Cost of revenue:
Cost of L&SS revenue (1)	13,190	10,889	26,519	21,208
Cost of support revenue (1)	21,328	21,564	42,724	41,480
Total cost of software revenue	34,518	32,453	69,243	62,688
Cost of professional services revenue (1)	51,536	61,344	109,753	124,065
Total cost of revenue	86,054	93,797	178,996	186,753

Gross margin	228,065	234,903	460,565	466,872

Operating expenses:
Sales and marketing (1)	82,024	85,934	169,631	170,172
Research and development (1)	60,158	55,631	121,255	108,704
General and administrative (1)	34,235	34,140	71,242	65,071
Amortization of acquired intangible assets	9,173	7,985	18,586	15,774
Restructuring charges	38,487	-	38,232	1,067
Total operating expenses	224,077	183,690	418,946	360,788

Operating income	3,988	51,213	41,619	106,084
Other expense, net	(3,601)	(2,692)	(6,825)	(4,446)
Income before income taxes	387	48,521	34,794	101,638
Provision (benefit) for income taxes	(5,005)	4,765	(882)	18,225
Net income	$5,392	$43,756	$35,676	$83,413

Earnings per share:
Basic	$0.05	$0.37	$0.31	$0.70
Weighted average shares outstanding	114,944	118,978	115,147	118,973

Diluted	$0.05	$0.36	$0.31	$0.69
Weighted average shares outstanding	115,922	120,698	116,479	120,916

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014
Cost of L&SS revenue	$118	$82	$260	$147
Cost of support revenue	989	889	1,765	1,813
Cost of service revenue	1,504	1,349	3,193	2,886
Sales and marketing	3,081	3,019	5,953	5,518
Research and development	3,001	2,147	6,087	4,836
General and administrative	4,129	5,080	6,806	10,130
Total stock-based compensation	$12,822	$12,566	$24,064	$25,330

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014

GAAP revenue	$314,119	$328,700	$639,561	$653,625
Fair value adjustment of acquired deferred L&SS revenue	590	-	1,272	-
Fair value adjustment of acquired deferred support revenue	265	-	730	-
Fair value adjustment of acquired deferred service revenue	278	-	535	-
Non-GAAP revenue	$315,252	$328,700	$642,098	$653,625

GAAP gross margin	$228,065	$234,903	$460,565	$466,872
Fair value adjustment of acquired deferred L&SS revenue	590	-	1,272	-
Fair value adjustment of acquired deferred support revenue	265	-	730	-
Fair value adjustment of acquired deferred service revenue	278	-	535	-
Fair value adjustment to deferred services cost	(151)	-	(257)	-
Stock-based compensation	2,611	2,320	5,218	4,846
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,714	4,407	9,481	8,904
Non-GAAP gross margin	$236,372	$241,630	$477,544	$480,622

GAAP operating income	$3,988	$51,213	$41,619	$106,084
Fair value adjustment of acquired deferred L&SS revenue	590	-	1,272	-
Fair value adjustment of acquired deferred support revenue	265	-	730	-
Fair value adjustment of acquired deferred service revenue	278	-	535	-
Fair value adjustment to deferred services cost	(151)	-	(257)	-
Stock-based compensation	12,822	12,566	24,064	25,330
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,714	4,407	9,481	8,904
Amortization of acquired intangible assets	9,173	7,985	18,586	15,774
Acquisition-related charges included in
general and administrative expenses	3,605	3,935	9,322	5,240
Restructuring charges	38,487	-	38,232	1,067
Non-GAAP operating income (2)	$73,771	$80,106	$143,584	$162,399

GAAP net income	$5,392	$43,756	$35,676	$83,413
Fair value adjustment of acquired deferred L&SS revenue	590	-	1,272	-
Fair value adjustment of acquired deferred support revenue	265	-	730	-
Fair value adjustment of acquired deferred service revenue	278	-	535	-
Fair value adjustment to deferred services cost	(151)	-	(257)	-
Stock-based compensation	12,822	12,566	24,064	25,330
Amortization of acquired intangible assets
included in cost of L&SS revenue	4,714	4,407	9,481	8,904
Amortization of acquired intangible assets	9,173	7,985	18,586	15,774
Acquisition-related charges included in
general and administrative expenses (3)	3,605	3,935	9,322	5,240
Restructuring charges	38,487	-	38,232	1,067
Income tax adjustments (4)	(13,757)	(14,954)	(17,243)	(21,813)
Non-GAAP net income	$61,418	$57,695	$120,398	$117,915

GAAP diluted earnings per share	$0.05	$0.36	$0.31	$0.69
Fair value of acquired deferred revenue	0.01	-	0.02	-
Fair value adjustment to deferred services cost	-	-	-	-
Stock-based compensation	0.11	0.10	0.21	0.21
Amortization of acquired intangibles	0.12	0.10	0.24	0.20
Acquisition-related charges	0.03	0.03	0.08	0.04
Restructuring charges	0.33	-	0.33	0.01
Income tax adjustments	(0.12)	(0.12)	(0.15)	(0.18)
Non-GAAP diluted earnings per share	$0.53	$0.48	$1.03	$0.98

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014
GAAP operating margin	1.3%	15.6%	6.5%	16.2%
Fair value of acquired deferred revenue	0.4%	0.0%	0.4%	0.0%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	4.1%	3.8%	3.8%	3.9%
Amortization of acquired intangibles	4.4%	3.8%	4.4%	3.8%
Acquisition-related charges	1.1%	1.2%	1.5%	0.8%
Restructuring charges	12.3%	0.0%	6.0%	0.2%
Non-GAAP operating margin	23.4%	24.4%	22.4%	24.8%

(3)	Represents acquisition-related charges, as well as, expense related to a terminating U.S. pension plan of $1.7 million and $3.4 million in the three and six months ended April 4, 2015, respectively.

(4)
Income tax adjustments for the three and six months ended April 4, 2014 and March 29, 2014 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. Similarly, in the fourth quarter of 2014, valuation allowances were established against our foreign net deferred tax assets in two foreign jurisdictions. As the U.S. and the two foreign jurisdictions are profitable on a non-GAAP basis, the 2015 and 2014 non-GAAP tax provisions are being calculated assuming there is no valuation allowance in these jurisdictions. The following identified tax item has been excluded from the non-GAAP tax results: Q2'14 includes a non-cash tax benefit of $8.9 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of ThingWorx.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	April 4,	September 30,
	2015	2014

ASSETS

Cash and cash equivalents	$267,815	$293,654
Accounts receivable, net	201,379	235,688
Property and equipment, net	65,191	67,783
Goodwill and acquired intangible assets, net	1,286,396	1,349,400
Other assets	287,849	253,429

Total assets	$2,108,630	$2,199,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$420,827	$382,544
Borrowings under credit facility	530,625	611,875
Other liabilities	302,958	351,646
Stockholders' equity	854,220	853,889

Total liabilities and stockholders' equity	$2,108,630	$2,199,954

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	April 4,	March 29,	April 4,	March 29,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$5,392	$43,756	$35,676	$83,413
Stock-based compensation	12,822	12,566	24,064	25,330
Depreciation and amortization	20,968	19,173	42,205	38,273
Accounts receivable	(3,089)	(2,536)	22,711	16,737
Accounts payable and accruals	33,720	5,231	(17,198)	(37,631)
Deferred revenue	40,976	40,510	32,200	29,683
Income taxes	(13,612)	(1,514)	(16,565)	5,879
Excess tax benefits from stock-based awards	-	(1,290)	(163)	(8,092)
Other	(5,185)	(5,174)	(17,306)	(6,628)
Net cash provided by operating activities (5)	91,992	110,722	105,624	146,964

Capital expenditures	(6,160)	(4,568)	(14,107)	(10,342)
Acquisitions of businesses, net of cash acquired (6)	-	(111,519)	180	(111,519)
Proceeds (payments) on debt, net	(75,000)	(50,000)	(81,250)	60,000
Proceeds from issuance of common stock	3	365	6	716
Payments of withholding taxes in connection with
vesting of stock-based awards	(195)	(2,274)	(21,864)	(21,637)
Repurchases of common stock	-	(39,965)	-	(39,965)
Excess tax benefits from stock-based awards	-	1,290	163	8,092
Credit facility origination costs	-	(4,120)	-	(4,120)
Other financing & investing activities	-	-	(1,000)	-
Foreign exchange impact on cash	(3,877)	(838)	(13,591)	368

Net change in cash and cash equivalents	6,763	(100,907)	(25,839)	28,557
Cash and cash equivalents, beginning of period	261,052	371,377	293,654	241,913
Cash and cash equivalents, end of period	$267,815	$270,470	$267,815	$270,470

(5)
The three and six months ended April 4, 2015 includes $5 million and $15 million of voluntary contribution funding payments to a non-U.S. pension plan, respectively. The three and six months ended April 4, 2015 include $5 million and $23 million in restructuring payments, respectively. The three and six months ended March 29, 2014 include $5 million and $17 million in restructuring payments, respectively.

(6)
We acquired ThingWorx on December 30, 2013 for $112 million (net of cash acquired) which was funded with $110 million borrowed under our revolving credit facility. We borrowed the funds in Q1'14 in contemplation of the acquisition closing.